Exhibit 5.6

Reed Smith LLP

Three Logan Square

1717 Arch Street, Ste. 3100

Philadelphia, PA 19103

Tel: 215.851.8100

Fax: 215.851.1420

October 20, 2017

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re: The GEO Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to ADAPPT, LLC (“ADAPPT”), Fenton Security, LLC (“Fenton”), Minsec Companies, LLC (“Minsec Companies”), and Minsec Treatment, LLC (“Minsec Treatment”), each of which is a Pennsylvania limited liability company (each a “Company” and collectively, the “Companies”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on October 20, 2017 with the Securities and Exchange Commission (the “Commission”) by The GEO Group, Inc. (“Parent”), the Companies, and certain other subsidiaries of the Company (collectively with the Companies, the “Subsidiary Guarantors”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), to be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities and associated Guarantees, or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities and associated Guarantees, or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are referred to as the “Securities”). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

ABU DHABI • ATHENS • BEIJING • CENTURY CITY • CHICAGO • DUBAI • FRANKFURT • HONG KONG • HOUSTON • KAZAKHSTAN • LONDON •

LOS ANGELES • MIAMI • MUNICH • NEW YORK • PARIS • PHILADELPHIA • PITTSBURGH • PRINCETON •RICHMOND • SAN FRANCISCO •

SHANGHAI • SILICON VALLEY • SINGAPORE • TYSONS • WASHINGTON, D.C. • WILMINGTON

October 20, 2017 Page 2

In connection with this opinion, we have examined copies of the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the form of indenture for senior Debt Securities and the form of indenture for subordinated Debt Securities (each an “Indenture” and collectively, the “Indentures”);

(3)	the certificate of organization of each Company, as presently in effect;

(4)	the operating agreement of each Company, as presently in effect;

(5)	certain resolutions adopted by the board of managers of each Company relating to the Registration Statement and related matters; and

(6)	the Certificate of Subsistence with respect to each Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania dated October 12, 2017 (collectively, the “Certificates of Subsistence”).

We have also examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Parent, the Companies, and other Subsidiary Guarantors contained in the Registration Statement are true and correct as to all factual matters stated therein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness, and authenticity of certificates of public officials and officers of the Companies; and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

Our opinion is expressed solely with respect to the laws of the Commonwealth of Pennsylvania. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

(1) Based solely on the Certificates of Subsistence, each Company is a Pennsylvania limited liability company that is validly subsisting under Pennsylvania law.

October 20, 2017 Page 3

(2) For each Company, with respect to the Guarantees issued by the Company under an Indenture and offered under the Registration Statement (the “Offered Guarantees”), provided that (i) the Registration Statement has become effective under the Act and the Prospectus and any Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws and the applicable Indenture and any supplemental indenture thereto has been qualified under the Trust Indenture Act; (ii) the issuance of the Offered Guarantees has been duly authorized by the board of managers of the Company and by all other necessary company action; (iii) the issuance and sale of the Offered Guarantees does not violate any applicable law or the certificate of organization or the operating agreement of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Indenture and any supplemental indenture thereto has been validly authorized, executed, and delivered by the Company; and (v) the Offered Guarantees and any related Debt Securities have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto, and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, then the Offered Guarantees will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Akerman LLP, counsel to the Parent and the Subsidiary Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Pennsylvania law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP

PJ/BA//AI

Legalop.